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                                                               File No. 811-4760

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                        [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2)
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              BT INVESTMENT FUNDS
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement., if other than Registrant)

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[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
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       paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid: __________________________________________
       2)     Form, Schedule or Registration Statement No.: ____________________
       3)     Filing Party: ____________________________________________________
       4)     Date Filed: ______________________________________________________

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                             The SMALLCap Fund, Inc.
                                One South Street
                            Baltimore, Maryland 21202


Dear Fellow Stockholder:                                            May 13, 2002

We are writing to urge you to vote the enclosed WHITE proxy card FOR the reorganization proposal and FOR the re-election of Joseph Incandela and Robert Greeley to the Fund's Board of Directors.

By now you are aware that there is a proxy contest involving the future of your Fund. We believe that it is critical for you to understand why we believe Ralph Bradshaw is engaging in this proxy contest and why we believe his goals are not in your best interests. The attached letter lays out in greater detail the reasons which we have summarized for your convenience below:

Why is Ralph Bradshaw engaging in a proxy contest over the future of your Fund?

o     We believe Mr. Bradshaw wants control of your Fund.
o By controlling the Board, Mr. Bradshaw and his nominees can appoint Mr. Bradshaw's investment advisory firm, Cornerstone Advisors, Inc., to serve as the investment adviser to your Fund.
o This is the same pattern Mr. Bradshaw, together with his nominees, has followed to take control of four other closed-end funds and appoint Cornerstone to serve as their adviser.

What can you expect if Ralph Bradshaw takes control of your Fund and appoints Cornerstone as its adviser?

o Poorer performance: Based upon his track record, Mr. Bradshaw would change the Fund from a small cap fund to a general equity fund and appoint Cornerstone as its adviser. Since Cornerstone took over as adviser to the four funds, the performance of those funds has trailed the performance of your Fund by significant margins. Cornerstone has no experience managing a small cap equity fund.
o Higher expenses ratios. The total expense ratios of each of the four Cornerstone advised funds as of the end of the most recent calendar year are significantly higher than your Fund's total expense ratio.
o Larger discount to net asset value at which fund shares trade: The average discount of each of the four Cornerstone advised funds year-to-date has been two and three times larger than your Fund's average discount over the same periods.
o See the performance bar chart on page 3 of the attached letter for more performance information.

What can you do to stop Mr. Bradshaw and protect your interests?

o Vote the WHITE proxy card FOR the reorganization and FOR the re-election of Messrs. Incandela and Greeley. Please do not return any green proxy cards you may receive from Mr. Bradshaw. Only your latest dated proxy card will be counted, and any green proxy cards sent in for any reason could invalidate your previous vote.

                             Letter to Stockholders

We are writing to urge you to vote the white proxy card FOR the reorganization proposal and FOR the re-election of Joseph Incandela and Robert Greeley to the Board of Directors.

By now you may have received proxy materials and an additional soliciting letter from Ralph Bradshaw. You may find, as we did, Mr. Bradshaw's proxy materials to be confusing, inaccurate and internally inconsistent. We strongly believe that the reason for this is that Mr. Bradshaw is trying very hard to obscure what his real intentions behind his proxy solicitation are -- namely, to take control of the Board of Directors of your Fund so that he can, with the aid of his slate of Directors, appoint his own advisory firm, Cornerstone Advisors, Inc. ("Cornerstone") as the investment adviser to your Fund. While this may be in Mr. Bradshaw's best financial interest, we do not believe it is in your best interest. The Cornerstone advised funds have poorer performance and higher expense ratios.

We believe Mr. Bradshaw intends to take control of your Fund. This is exactly the same plan that Mr. Bradshaw used within the past two years to obtain control of the boards of directors of four other closed-end funds and to appoint his firm, Cornerstone, to serve as the investment adviser to all four of the funds.

|X| In each case, Mr. Bradshaw's plan was supported by his brother-in-law, Ronald G. Olin. Mr. Olin, through his own advisory firms, had acquired major positions in each of the four funds. Mr. Olin supported the election of Mr. Bradshaw and then Mr. Bradshaw's nominees to the boards of directors of all four funds.

|X| In each case, the same nominees, Glen Wilcox and Andrew Strauss, serve with Mr. Bradshaw on the boards of the four closed-end funds. Once they obtained control of the boards, Mr. Bradshaw and his nominees appointed his firm, Cornerstone, to serve as the investment adviser to the funds.

|X| In each case, Mr. Bradshaw claims that he and Mr. Olin are not working together. Mr. Bradshaw was, until recently, a senior officer and consultant for one of Mr. Olin's two advisory firms. Both Mr. Bradshaw and Mr. Olin work out of the same office building in Asheville, North Carolina and Mr. Olin's advisory firms remain the largest stockholders in the four funds for which Cornerstone serves as investment adviser. Mr. Olin's firms (through their significant investments in the funds managed by Cornerstone) are Mr. Bradshaw's largest indirect clients and they would appear to have an interest in Mr. Bradshaw's ability to take over additional funds.

Mr. Bradshaw's contradictory statements in his proxy materials hide his true intentions for your Fund. Mr. Bradshaw voted against the reorganization proposal at the Board meeting and stated in his proxy materials that he and his nominees "continue[s] to be [a] strong supporters of the closed-end fund structure" yet he states that he is now supporting the reorganization proposal. If he is supporting the reorganization proposal, why is he spending the time and money to solicit proxies to contest the re-election of Joseph Incandela and Robert Greeley, two longstanding directors of the Fund? Unlike Messrs. Incandela and Greeley, Mr. Bradshaw's nominees have no experience with this Fund, and would only serve for a short time before the reorganization occurs. The only answer to this question which makes sense to us is that Mr. Bradshaw believes that Mr. Olin is unlikely to vote for the reorganization and that his nominees would support the appointment of Cornerstone as they have in the case of the four funds advised by Cornerstone.

With Mr. Olin controlling approximately 31% of the Fund's outstanding shares, Mr. Bradshaw knows that it will be difficult for the reorganization proposal to pass, or even for the annual meeting to be held, without Mr. Olin present and voting his 31% for the reorganization proposal. That is why, we believe, Mr. Bradshaw is willing to bear the expense of soliciting proxies in support of his own nominees to the Board and why he states in as benign a way as possible in his proxy statement that his firm, Cornerstone, would "consider competing for the investment advisory contract" with the Fund.

We believe Mr. Bradshaw mischaracterizes the reorganization proposal in an effort to confuse you. Mr. Bradshaw states repeatedly that the Deustche Small Cap Fund into which the Fund would reorganize (the "Open-end Fund") has a higher expense ratio than the Fund. This is just not true! If the reorganization proposal were approved, stockholders of the Fund would become shareholders of the M Class of shares of the Open-End Fund with a lower not higher expense ratio. The expense ratio for the M Class is estimated to be 1.14%, which is 0.20% lower than the Fund's expense ratio of 1.34%. There are no waivers or expense caps which Deutsche Asset Management, Inc. (the "Adviser") would need to impose to keep the ratio at 1.14%. Not only is Mr. Bradshaw wrong about the expense ratio - if the Fund were advised by Cornerstone, you could expect that the Fund's expense ratio would rise significantly based upon the expense ratios of the four other closed-end funds advised by Cornerstone.

Mr. Bradshaw also focuses on the 2% redemption fee as a harmful aspect of the reorganization. What Mr. Bradshaw doesn't mention are two important facts. First, the redemption fee disappears at the end of one year. At that time, you would be able to redeem your shares at net asset value. If you are not intending to sell your shares right away, this would not be an issue for you. The reason why the Open-End Fund board decided to impose a temporary redemption fee was to protect those shareholders of the Open-End Fund who want to remain shareholders from bearing most of the costs associated with large scale redemptions by stockholders of the Fund. The possibility of a large scale redemption must be considered when one person (Mr. Olin) controls 31% of the Fund. Second, if you must sell within the year, the 2% redemption fee is significantly smaller than the Fund's current discount from net asset value at which the Fund shares are trading and there are no brokerage commissions on your sale - a significant savings.

What should you expect if Mr. Bradshaw's nominees are elected to the Board? If Mr. Bradshaw's past behavior holds true here, you should expect that Mr. Bradshaw and his nominees will, if he takes control of the Board, change the Fund from a small cap fund to a general equity fund, terminate the Fund's long time Adviser and appoint Cornerstone as the investment adviser. While this may be a positive outcome for Mr. Bradshaw, we believe that it would be an unwelcome outcome for the Fund's other stockholders. In the following table, we have presented the performance results, expense ratios and the discount to net asset value information for each of the four closed-end funds managed by Cornerstone since Cornerstone took over as adviser. As you can see, the performance of the Cornerstone advised funds has been poor while their expense ratios and discounts have been high. While the Cornerstone advised funds, as general equity funds, have a different focus than your Fund, we believe their performance is relevant because we expect Mr. Bradshaw will convert your Fund to a general equity fund after he takes control of the Board.

Performance Bar Chart

Performance of Cornerstone advised funds and your Fund for the same time periods.

Cornerstone          Cornerstone
Strategic            Strategic          Progressive
Return Fund          Value Fund         Return Fund          EIS Fund
(from 3/31/01)       (from 3/31/01)     (from 4/30/01)       (from 12/31/01)

-7.62%    1.34%      -8.49%    1.34%    -13.93%    -7.79%    -5.14%    -0.58%


.. Cumulative for Cornerstone Funds (From end of the month in which Cornerstone began managing the fund as shown in parentheses through 4/30/02)

.. Cumulative for The SMALLCap Fund, Inc. (From dates shown in parentheses through 4/30/02)


Comparison of expense ratios and discounts of the Cornerstone advised funds to your Fund.


---------------------------------------------------------------------------------------------------------------------
Name                          Date Cornerstone          Expense ratio as of         Average discount from net asset
                              began managing the             12/31/01               value at which Funds traded
                              Fund                  ----------------------------    (year-to-date)
                                                         Net          Gross
---------------------------------------------------------------------------------------------------------------------
Cornerstone Strategic              3/31/01              1.77%         2.11%                   -15.03%
Return Fund
---------------------------------------------------------------------------------------------------------------------
Cornerstone Strategic              3/31/01              1.67%         1.97%                   -13.50%
Value Fund
---------------------------------------------------------------------------------------------------------------------
Progressive Return Fund            4/19/01              1.63%         1.73%                    -9.75%
---------------------------------------------------------------------------------------------------------------------
EIS Fund                          12/27/01              3.01%         3.01%                   -10.46%
---------------------------------------------------------------------------------------------------------------------
                            As compared to The SMALLCap Fund managed by Deutsche Asset Management, Inc.
---------------------------------------------------------------------------------------------------------------------
The SMALLCap Fund                   n/a                 1.34%         1.34%                    -4.93%
---------------------------------------------------------------------------------------------------------------------

The Board and the Adviser remain committed to this Fund. Mr. Bradshaw's suggestion in his proxy materials that the Board has abandoned the closed-end fund concept or that the Adviser has abandoned the Fund is blatantly untrue. The Board (with the exception of Mr. Bradshaw), in weighing the various alternatives, determined that Fund stockholders have the unique opportunity to combine forces on a tax-free basis with the Open-End Fund which has substantially similar investment objective, policies and strategies and is managed by the same portfolio management team and which has the same access to the resources of a major investment management firm, all at a lower overall expense ratio. In addition, the reorganization, if approved, would eliminate any discount from net asset value at which Fund shares trade providing significantly greater liquidity for Fund stockholders

Unless you have already done so, please sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid return envelope. Please do not return any green proxy cards you may receive from Mr. Bradshaw. Only your latest dated proxy card will be counted, and any green proxy cards sent in for any reason could invalidate your previous vote. For the reasons described above, we urge you, when voting your shares, to vote FOR the proposed reorganization and FOR the re-election of Messrs. Incandela and Greeley. Your vote is important, regardless of the number of shares you own. If you have any questions or need assistance with voting your shares, please call our proxy solicitor, Georgeson Shareholder Communications, at 1-866-219-9663.

                                                      Sincerely,

                                                      /s/ Joseph J. Incandela
                                                      -----------------------
                                                      Joseph J. Incandela
                                                      Chairman

Instructions for Voting Your Proxy

The SMALLCap Fund, Inc. offers shareholders three convenient ways of voting their proxies:

[ ] By Telephone (using a touch-tone telephone)
[ ] Through the Internet (using a browser)      [ ] By Mail (traditional method)

Your telephone, fax or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

--------------------
  TELEPHONE VOTING    Available only until 5:00 p.m. Eastern Daylight Time June 4, 2002.
--------------------

o On a touch-tone telephone, call TOLL FREE 1-800-732-6167, 24 hours a day, 7 days a week
o   You will be asked to enter ONLY the Control Number shown below
o   Have your proxy card ready, then follow the prerecorded instructions
o   Your vote will be confirmed and cast as you directed

--------------------
  INTERNET VOTING     Available only until 5:00 p.m. Eastern Daylight Time June 4, 2002.
--------------------

o   Visit the Internet voting Website at http://proxy.georgeson.com
o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
o   You will incur only your usual Internet charges

--------------------
   VOTING BY MAIL
--------------------

o Simply sign and date your proxy card and return it in the postage-paid envelope


          --------------------                  --------------------
             COMPANY NUMBER                        CONTROL NUMBER
          --------------------                  --------------------


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WITH RESPECT TO THE SMALLCAP FUND, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS 1 AND 2.

Please mark boxes in blue or black ink.

(1) To approve the reorganization of The SMALLCap Fund, Inc. (the "Fund") into     (2) To elect as directors of the Fund: Joseph J.
    the Deutsche Small Cap Fund, an open-end investment company (the "Small Cap        Incandela and Robert E. Greeley, for a term
    Fund"), pursuant to an Agreement and Plan of Reorganization between the Fund       of three years and until their successors are
    and BT Investment Funds on behalf of Small Cap Fund and as described in the        duly elected and qualify;
    Proxy Statement. Under this Agreement, the Fund would transfer all of its
    assets to Small Cap Fund, an open-end investment company, in exchange for M    FOR  [ ]                  WITHHOLD  [ ]
    Class shares of Small Cap Fund. These shares would be distributed
    proportionately to you and the other stockholders of the Fund. Small Cap           INSTRUCTION: To withhold authority for any
    Fund would also assume the Fund's stated liabilities, and the Fund would           individual nominee, strike a line through the
    then be liquidated and dissolved;                                                  nominee's name above.

    FOR  [ ]               AGAINST  [ ]            ABSTAIN  [ ]                    (3) To vote and otherwise represent the
                                                                                       undersigned on any other matter that may
                                                                                       properly come before the meeting or any
                                                                                       adjournment or postponement thereof in the
                                                                                       discretion of the Proxy holder.

                                                                                   PLEASE SIGN AND DATE BELOW AND MAIL THIS PROXY
                                                                                   CARD PROMPLY USING THE ENCLOSED ENVELOPE.

                                                                                   _________________________________________________
                                                                                   (Title or Authority)


                                                                                   _________________________________________________
                                                                                   (Signature)


                                                                                   _________________________________________________
                                                                                   (Signature)

                                                                                   Dated: _______________________, 2002
                                                                                   (Joint owners should EACH sign. Please sign
                                                                                   EXACTLY as your name(s) appears on this card.
                                                                                   When signing as attorney, trustee, executor,
                                                                                   administrator, guardian or corporate officer,
                                                                                   please give your FULL title below.)

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
                                      PROXY

                             THE SMALLCAP FUND, INC.
                   One South Street, Baltimore, Maryland 21202

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
               1:00 P.M., Eastern Time, on Wednesday, June 5, 2002

The undersigned holder of common stock of the SMALLCap Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Fran Pollack-Matz and Daniel O. Hirsch, or either of them, with full power of substitution in each of them to attend the Annual Meeting of the Stockholders of the Fund to be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, NY 10022, on June 5, 2002, at 1:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director and "for" the other proposal as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.